UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 10, 2014

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York		10007
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 21, 2014 Verizon Communications Inc. (“Verizon”) completed its acquisition (the “Wireless Transaction”) of Vodafone Group Plc’s (“Vodafone”) indirect 45% interest in Cellco Partnership d/b/a Verizon Wireless, in accordance with the stock purchase agreement, dated September 2, 2013, as amended on December 5, 2013, by and among Verizon, Vodafone and Vodafone 4 Limited.

Unaudited pro forma condensed consolidated financial information of Verizon, giving effect to the Wireless Transaction and related financing, and the notes related thereto, are attached as Exhibit 99 and are incorporated by reference. The unaudited pro forma condensed consolidated financial information of Verizon includes (i) unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013 and (ii) unaudited pro forma condensed consolidated balance sheet as of December 31, 2013. The unaudited pro forma condensed consolidated financial information is presented for informational and illustrative purposes only and should be read in conjunction with Verizon’s historical condensed consolidated financial information.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99	Unaudited Condensed Consolidated Pro Forma Financial Statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date: March 10, 2014	/s/ Anthony T. Skiadas
Anthony T. Skiadas
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

99	Unaudited Condensed Consolidated Pro Forma Financial Statements.